UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 I.C. 15 (d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): October 24, 2005

HYDRON TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

New York	0-6333	13-1574215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 34th Street North

Suite F

St. Petersburg, FL 33714

(Address of principal executive offices)

(727) 342-5050

(Registrant’s telephone number, including area code)

Copy to:

Robert C. Brighton, Jr., Esq.

Ruden McClosky Smith Schuster & Russell, P.A.

200 East Broward Boulevard

Fort Lauderdale, FL 33301

Phone: (954) 527-2473

Fax: (954) 333-4073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

ITEM 8.01	OTHER EVENTS.

On October 24, 2005, the Board of Directors of Hydron Technologies, Inc., a New York corporation (the “Company”), adopted a resolution authorizing the extension of the exercise period for certain options to purchase common stock (the “Options”) granted in connection with a private placement of securities by the Company from December 9, 2005 to December 9, 2007 (the “New Expiration Date”) in consideration of the agreement of certain holders to immediately exercise 50% of the Options and purchase the underlying common stock. The shares underlying the original Options were registered by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock underlying the Options totaled 1,750,000 shares or approximately 13.4% of the total outstanding shares of the Company.

Richard Banakus, the acting Chairman and a director, and Ronald J. Saul, a director of the Company, together with his spouse, Antonette G. Saul, are among the holders of the Options. Mr. Banakus assigned for nominal consideration certain of his Options exercisable for 250,000 shares to Mr. Saul and effective October 27, 2005 exercised Options representing an aggregate of 250,000 shares of common stock in consideration of the extension of the exercise period to the New Expiration Date for Options representing an aggregate of 750,000 shares of common stock. Mr. Saul exercised Options effective October 28, 2005, representing an aggregate of 250,000 shares and had Options representing an aggregate of 125,000 extended to the New Expiration Date. In addition, certain other holders of Options exercised Options representing an aggregate of 62,500 shares and had the exercise period for Options representing an aggregate of 62,500 shares extended to the New Expiration Date bringing the total number of shares represented by the new Options (the “New Options”) exercisable at any time prior to the New Expiration Date to 937,500 or approximately 7.6% of the total outstanding shares.

Each party receiving New Options is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Company issued the New Options without registration under the Securities Act in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

The Company received no proceeds for the issuance of the New Options other than proceeds from the exercise of Options pursuant to the agreement of holders of Options to exercise certain Options and proceeds the Company may receive upon exercise of the New Options. The Company intends to use the proceeds of the exercise of the Options and the New Options for general working capital purposes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

Please see the Exhibit Index following the Signature Page for the Exhibits included with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRON TECHNOLOGIES, INC.

	BY:	/s/ DAVID POLLOCK
David Pollock, President
Dated: November 1, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Form of Assignment